EXHIBIT 21.1

SUBSIDIARIES

Registrant - Equifax Inc. (a Georgia corporation)

The Registrant owns, directly or indirectly, 100% of the stock of the following subsidiaries as of January 31, 2010 (all of which are included in the consolidated financial statements), except as noted in the footnotes below:

Name of Subsidiary	State or Country of Incorporation

Acrofax Inc. (8)	Quebec

Alphafax Properties Limited Partnership	Georgia

Austin Consolidated Holdings, Inc.	Texas

Clearing de Informes S.A. (6)	Uruguay

Compliance Data Center LLC (1)	Georgia

Computer Ventures, Inc.(1)	Delaware

Credit Bureau Services, Inc. (1)	Washington

Decidir Brazil Ltda (12) (20)	Brazil

Dicodi SA(22)	Spain

EFX Holdings Ltd. (16)	Mauritius

Equifax Americas B.V. (8)	The Netherlands

Equifax Chile S.A. (7)	Chile

Equifax Canada Inc. (18)	Canada

Equifax Capital Management, Inc. (1)	Georgia

Equifax Commercial Services Ltd. (4)	Ireland

Equifax Consumer Services LLC (9)	Georgia

Equifax Database Services, Inc.	Delaware

Equifax Decision Systems, B.V. (4)	The Netherlands

Equifax Direct Marketing Solutions LLC (9)	Georgia

Equifax do Brasil Holdings Ltda.(6)(13)	Brazil

Equifax do Brasil Ltda. (12)(13)	Brazil

Equifax Enabling Technologies LLC (9)	Louisiana

Equifax Europe LLC	Georgia

Equifax Information Services LLC	Georgia

Equifax Information Services of Puerto Rico, Inc.	Georgia

Equifax Information Technology LLC	Georgia

Equifax Investment (South America) LLC (6)	Georgia

Equifax Luxembourg (No. 2) S.À R.L. (4)	Luxembourg

Equifax Luxembourg (No. 3) S.À R.L. (4)	Luxembourg

Equifax Luxembourg S.À R.L.	Luxembourg

Equifax Marketing Solutions LLC (1)	Florida

Equifax Plc(4)	England

Equifax Real Estate Mortgage Solutions, LLC (1)	Georgia

Equifax Receivables Finance LLC (11)	Delaware

Equifax Secure UK Ltd.(11)	United Kingdom

Equifax Settlement Services Holding LLC (1)	Georgia

Equifax Settlement Services LLC(21)	Pennsylvannia

Equifax Settlement Services of Alabama LLC(15)	Alabama

Equifax Software Systems Private Ltd.(23)	India

Equifax South America LLC (8)	Georgia

Equifax Technology Solutions LLC	Georgia

Equifax Ventures, Inc. (1)	Georgia

Informacion Tecnica Del Credito(22)	Spain

Inversiones Equifax de Chile S.A. (6)	Chile

IXI Corporation	Delaware

Management Insight Incentives, LLC (17)	Missouri

Matrix Intelligence, LLC (2)	Delaware

NAV Acquisition Inc. (10)	Georgia

Net Profit, Inc. (2)	South Carolina

Opt-Out Services LLC (1)	Delaware

Performance Assessment Network, Inc. (2)	Delaware

Propago S.A. (7)	Chile

Rapid Reporting Verification Company, LLC	Texas

Servicios Integrales de Informacion S.A.(19)	Peru

TBT Enterprises, Incorporated (2)	Maryland

TALX Confirmation Direct, Inc. (2)	Missouri

TALX Corporation	Missouri

TALX Fastime Services, Inc. (2)	Texas

TALX Tax Credits and Incentives, LLC (2)	Missouri

TALX Tax Incentive Services, LLC (14)	Missouri

TALX UCM Services, Inc. (2)	Missouri

The Infocheck Group Ltd. (5)	England

UI Advantage, Inc. (2)	Maryland

Verdad Informatica de Costa Rica, S.A.(3)	Costa Rica

NOTES:

Registrant’s subsidiary Equifax Europe LLC owns 85% of the stock of Equifax Iberica, S.L. (Spain), which owns 95% of the stock of ASNEF/Equifax Servicios de Informacion Sobre Solvencia y Credito S.L. (Spain); 95% of the stock of Soluciones Veraz Asnef Equifax, S.L.; and 50% of the stock of Credinformacoes Informacoes de Credital DA (Portugal), along with Equifax Decision Systems, B.V. which owns 25%.

Registrant’s subsidiary Equifax South America LLC owns 79% of the stock of Organizacion Veraz, S.A. (Argentina) and 100% of the stock of Inversiones Equifax de Chile S.A. which owns 100% of the stock of Equifax Chile S.A. which owns 95% of the stock of Credit Bureau CA Burode Informacion Crediticia (Ecuador), and owns 49% of the stock of Dicom of CentroAmerica (El Salvador), along with Equifax South America LLC, which owns 18.7%.  Dicom of CentroAmerica owns 100% of the stock of Infocom Honduras SA de CV (Honduras).  Equifax of South America owns 16% of the stock of Equifax Peru S.A. (f/k/a InfoCorp S.A.), along with Equifax Chile S.A. which owns 35%.  Equifax Peru SA owns 100% of Acelor SA (Peru) and .04% of Servicios Integrales de Informacion S.A., along with Equifax Chile SA which owns 99.96%.

Registrant’s subsidiary Equifax Decision Systems, B.V. (the Netherlands) owns 28% of Equifax Credit Services LLC (Russia) (f/k/a Global Payments Credit Service LLC).

Registrant’s subsidiary Equifax Information Services LLC owns 60% of FT/E Mortgage Solutions, LLC (Delaware) and 100% of Equifax Real Estate Mortgage Solutions, LLC (Georgia), which owns 59.4% of Total Credit Services, L.P. (Delaware), along with FT/E Mortgage Solutions, LLC, which owns 1%.

Registrant’s subsidiary Equifax Information Services LLC owns a 33% interest in VantageScore Solutions, LLC (Delaware), 33% of New Management Services LLC (Delaware), 25% of Online Data Exchange LLC (Delaware) and 33% of Central Source LLC (Delaware).

(1)Subsidiary of Equifax Information Services LLC
(2) Subsidiary of TALX Corporation
(3)Subsidiary of Equifax Direct Marketing Solutions LLC
(4)Subsidiary of Equifax Luxembourg S.À R.L.
(5)Subsidiary of Equifax Plc
(6)Subsidiary of Equifax South America LLC
(7)Subsidiary of Inversiones Equifax de Chile S.A.
(8)Subsidiary of Equifax Information Services of Puerto Rico, Inc.
(9)Subsidiary of Equifax Database Services, Inc.
(10)Subsidiary of Equifax Marketing Solutions LLC
(11)Subsidiary of Equifax Capital Management, Inc.
(12)Subsidiary of Equifax do Brazil Holdings Ltda.
(13)Subsidiary of Equifax Investment (South America) LLC
(14)Subsidiary of TALX UCM Services, Inc.
(15)Subsidiary of Equifax Settlement Services, LLC

(16) Subsidiary of Equifax Decision Systems, B.V.
(17) Subsidiary of TALX Tax Credits & Incentives, LLC
(18) Subsidiary of Acrofax Inc.
(19) Subsidiary Equifax Chile SA (99.99%)
(20) Subsidiary of Equifax do Brazil Ltda.
(21) Subsidiary Equifax Settlement Services Holding LLC
(22) Subsidiary of Equifax Europe LLC
(23) Subsidiary EFX Holdings Ltd. (Mauritius)